Exhibit 1.01

Tapestry, Inc.
Conflict Minerals Report
For the Calendar Year Ended December 31, 2019

I.            Introduction

This report has been prepared pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, as amended, and Form SD (collectively, the “Conflict Minerals Rule”) for the reporting period from January 1 to December 31, 2019, and relates to the process undertaken for Tapestry, Inc. (“Tapestry” or the “Company”) products that were contracted to be manufactured during calendar 2019 and that contain gold, tantalum, tin and/or tungsten (collectively the “3TG minerals”) that is necessary to the functionality or production of the products.

II.          Applicability of the Conflict minerals Rule to Tapestry

Tapestry, Inc. is a global house of brands powered by optimism, innovation and inclusivity. Tapestry brands include Coach, kate spade new york (“Kate Spade”) and Stuart Weitzman. The information maintained or referenced on Tapestry’s or any of its brands’ websites is not incorporated by reference into this Conflict Minerals Report or the Form SD, of which it is a part, and should not be considered part of this Conflict Minerals Report or the Form SD.

Tapestry determined that it is subject to the requirements of the Conflict Minerals Rule because of the degree of influence that it exercises over the design, materials, and components of some of its products that contain necessary 3TG minerals. None of Tapestry’s brands directly manufacture products but instead “contract to manufacture,” and are far removed from the sources of ore from which 3TG metals are produced and the smelters and refiners (“SORs”) that process those ores. The efforts undertaken to identify the origin of those ores reflect Tapestry’s position in the supply chain.

The products covered by this Report include the following, although not all of Tapestry’s products in each of these categories are in-scope for purposes of its compliance:

•	Fashion Accessories
•	Handbags
•	Jewelry
•	Footwear
•	Ready-to-Wear

Tapestry’s in-scope products for 2019 contain tin, gold, tungsten and tantalum. However, each in-scope product did not contain all four of the 3TG minerals.

For 2019, Tapestry identified 250 suppliers of potentially in-scope products.

III.         Tapestry’s Conflict Minerals Policy; Compliance Overview

Tapestry has a policy for the supply chain of 3TG minerals (the “Conflict Minerals Policy”).

Consistent with its belief in the dignity of, and respect for, individuals, as demonstrated in its policies on labor practices, Tapestry is concerned with the potential humanitarian abuses involved in the mining of these minerals and subsequent financing of armed conflict, and takes its obligations under the Conflict Minerals Rule seriously. As such, Tapestry strives to deliver products to its consumers manufactured in an ethical way consistent with its humanitarian beliefs and to be compliant with the laws in the countries in which it operates.

Tapestry continues to strive towards a supply chain that contains 3TG minerals that are from sources that are Conformant (as defined later in this Conflict Minerals Report). Tapestry does not ban procurement of 3TG minerals from the Democratic Republic of the Congo (the “DRC”) and adjoining countries, but seeks to source from responsible conflict-free sources in the region.

To enable its commitment to responsible 3TG minerals sourcing, Tapestry has adopted the following practices, in addition to the other practices discussed in this Conflict Minerals Report:

•	Instituted an assessment of its supply chain to identify areas where there is a high probability of 3TG mineral use;
•	Collaborates with suppliers to confirm 3TG mineral usage and potential sources of these minerals;
•	Works with its suppliers through the product development process to understand the likelihood of 3TG minerals being incorporated into the design;
•	Requires the distribution of Tapestry’s Conflict Minerals Policy and the CMRT (as defined later in this Conflict Minerals Report) to all new and current suppliers; and
•	Expects its suppliers to adopt policies with respect to 3TG minerals consistent with Tapestry’s stance.
Tapestry expects its suppliers to adhere to the following guidelines when procuring 3TG minerals for use in Tapestry products:

•	Suppliers should have a policy with respect to the sourcing of 3TG minerals, specifically that they will make progress to switch to Conformant sources.
•
Suppliers should not take Conformant to mean that Tapestry does not source from the DRC or its adjoining countries. Rather, suppliers should seek Conformant sources of 3TG minerals without excluding the DRC and its adjoining countries.

•	Suppliers should respond in full to any surveys or requests for documentation received from Tapestry.
•
Suppliers’ processes and procedures relating to the traceability of the sources of 3TG minerals should conform to the Organisation for Economic Co-Operation and Development Due Diligence Guidance for Responsible Sourcing of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Guidance”).

In order to achieve these objectives, Tapestry developed a process consistent with the OECD Guidance due diligence framework for 3TG minerals, as further discussed below.

IV.         Reasonable Country of Origin Inquiry Information

Following a risk assessment to scope where 3TG minerals may be found in its products, Tapestry conducted a “reasonable country of origin inquiry” (“RCOI”) within the meaning of the Conflict Minerals Rule. The RCOI was undertaken on the products sourced directly by, and manufactured for, Tapestry in 2019. Tapestry and its brands do not directly manufacture products, but “contract to manufacture” from its suppliers products that may contain 3TG minerals necessary to their functionality or production. Tapestry then identified the suppliers who supplied the materials. The survey was administered to those suppliers via a web-based portal by a third-party service provider (the “Service Provider”), with manual and automated follow-up communications to improve survey response rate, and to complement Tapestry’s internal management process.

Based on its RCOI, Tapestry concluded that, of the 267 SORs identified by suppliers, 222 sourced 3TG minerals exclusively from outside of the DRC region and/or from recycled or scrap sources and 45 sourced in whole or in part from the DRC region. Tapestry’s conclusions concerning 3TG mineral origin are based on information provided by the Service Provider derived from supplier responses and the Service Provider’s own analysis. Eighty-four percent of the identified SORs were listed as Conformant by the Responsible Minerals Initiative (the “RMI”), and the remainder were listed as Known (as defined later in this Conflict Minerals Report), in each case as of April 23, 2020. All but one of the SORs believed by the Service Provider to source at least in part from the DRC region are listed as Conformant. More detailed SOR and country of origin information is provided under “Item VI. Identified Smelters and Refiners” and “Item VII. Country of Origin Information” below, respectively.

Tapestry and the Service Provider received survey responses from Tapestry’s suppliers, which were reviewed by both parties for plausibility, consistency and gaps. Tapestry and the Service Provider requested suppliers to provide corrections and clarification where needed.

V.           DUE DILIGENCE

Based on the results of Tapestry’s RCOI, Tapestry conducted due diligence for 2019. These due diligence efforts are discussed below.

Design of Due Diligence

Tapestry designed its due diligence measures to conform with the OECD Guidance (Third Edition), which includes the related supplements on tin, tantalum and tungsten and gold. Specifically, due to its classification as a “downstream” company within the supply chain, Tapestry’s due diligence practices were tailored accordingly based upon the OECD Guidance.

Due Diligence Measures Performed

Based upon the OECD Guidance, Tapestry’s due diligence measures included the following elements. These are not all of the discrete elements and tasks that are part of Tapestry’s compliance program.

•	OECD Step One: “Establish strong company management systems”
o
Adopted the Conflict Minerals Policy, which is reviewed annually. Tapestry’s Conflict Minerals Policy was last reviewed in April 2019, and is available publicly at https://tapestry.gcs-web.com/static-files/2ead14dd-b33c-4fb4-add6-7fd97d6859ea.

o	Included the Conflict Minerals Policy in the Company’s Supplier Code of Conduct, which is available publicly.
o	Assembled an internal team to support supply chain due diligence.
o	Designated a senior internal resource, the Director of Sustainability, to manage the program.
o	Adopted a policy to keep conflict minerals records relating to due diligence for at least five years.

•	OECD Step Two: “Identify and assess risk in the supply chain”
o
Sent requests to 250 suppliers to provide Tapestry with a completed Conflict Minerals Reporting Template (“CMRT”), which is the form developed by the RMI. Both Tapestry and the Service Provider followed up by phone and email with the suppliers that did not provide a response within a specified time frame. 78% of the suppliers surveyed responded to Tapestry’s request for information. Tapestry believes the COVID-19 pandemic adversely impacted the supplier response rate for this year.

o	Utilized the current major CMRT version for Tapestry’s 2019 survey outreach, and only versions of the CMRT 4.0 or later were accepted.
o
Tapestry and the Service Provider reviewed the responses received from suppliers. The Service Provider reviewed the responses for plausibility, consistency and gaps, and then followed up via phone or email with suppliers that submitted a response that triggered quality control flags.

o
The Service Provider reviewed the lists of the suppliers’ identified SORs and compared those lists against the list of Conformant or equivalent SORs published in connection with the RMI’s Responsible Minerals Assurance Process (“RMAP”), the London Bullion Market Association’s (“LBMA”) Good Delivery List and the Responsible Jewellery Council’s (“RJC”) Chain of Custody Certification.

o
For those SORs identified by a supplier that were not listed as Conformant or the equivalent by an independent third-party, the Service Provider attempted to contact the SOR to gain information about its sourcing practices, including origin and transfer, to determine the source and chain of custody of the 3TG minerals. Internet research also was performed to determine whether there was any outside sources of information regarding the SORs sourcing practices.

•	OECD Step Three: “Design and implement a strategy to respond to identified risks”
o
Suppliers were ranked based on a risk level assigned by the Service Provider. Tapestry reported its risk management findings to its President, Chief Administrative Officer, and Secretary. Tapestry reports the results of its analysis to the Company’s Board of Directors.

•	OECD Step Four: “Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain”
o	In connection with Tapestry’s due diligence, the Service Provider, on Tapestry’s behalf, utilizes information made available by the RMI, LBMA and RJC concerning independent third-party audits of SORs.

•	OECD Step Five: “Report on supply chain due diligence”
o
Tapestry files a Form SD and a Conflict Minerals Report with the Securities and Exchange Commission (“SEC”) and makes the filings publicly available at http://tapestry.com/investors/ under the Conflict Minerals Policy section.

VI.         IDENTIFIED SMELTERS AND REFINERS

Based on the information provided by Tapestry’s suppliers and its own due diligence efforts within its supply chain for 2019, Tapestry believes that the facilities used to process the necessary 3TG minerals in Tapestry in-scope products may have included the SORs in Table 1 below.

Table 1 makes use of the terms “Conformant” and “Known.” “Conformant” means that a SOR has successfully completed an assessment against the applicable RMAP standard or an equivalent cross-recognized assessment. Included SORs were not necessarily Conformant for all or part of 2019 and may not continue to be Conformant for any future period. A SOR is listed as “Known” if it was not Conformant but is listed on the CMRT Smelter Look-up tab. The status information reflected in this table is current as of April 23, 2020.

Tapestry received data from its suppliers on a company-level basis, meaning that the suppliers reported 3TG minerals contained in all of their products, not just those in the products that they sold to Tapestry. Accordingly, not all included SORs listed below may have processed the necessary 3TG minerals contained in Tapestry’s in-scope products. Furthermore, the SORs listed in the table below may not be all of the SORs in Tapestry’s supply chain, since some suppliers indicated that they did not identify all of the SORs used to process the necessary 3TG minerals content in the products covered by their CMRTs.

Table 1: List of identified SORs
Mineral	Smelter or Refiner Name	Status
Gold	8853 S.p.A.	Conformant
Gold	Abington Reldan Metals, LLC	Known
Gold	Advanced Chemical Company	Conformant
Gold	African Gold Refinery	Known
Gold	Aida Chemical Industries Co., Ltd.	Conformant
Gold	Al Etihad Gold Refinery DMCC	Conformant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Conformant
Gold	Argor-Heraeus S.A.	Conformant
Gold	Asahi Pretec Corp.	Conformant
Gold	Asahi Refining Canada Ltd.	Conformant
Gold	Asahi Refining USA Inc.	Conformant
Gold	Asaka Riken Co., Ltd.	Conformant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Known
Gold	AU Traders and Refiners	Conformant
Gold	Aurubis AG	Conformant
Gold	Bangalore Refinery	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Conformant
Gold	Boliden AB	Conformant
Gold	C. Hafner GmbH + Co. KG	Conformant
Gold	Caridad	Known
Gold	CCR Refinery - Glencore Canada Corporation	Conformant
Gold	Cendres + Metaux S.A.	Conformant
Gold	Chimet S.p.A.	Conformant
Gold	Chugai Mining	Conformant
Gold	Daye Non-Ferrous Metals Mining Ltd.	Known
Gold	Degussa Sonne / Mond Goldhandel GmbH	Known
Gold	DODUCO Contacts and Refining GmbH	Conformant

Gold	Dowa	Conformant
Gold	DS PRETECH Co., Ltd.	Conformant
Gold	DSC (Do Sung Corporation)	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	Conformant
Gold	Emirates Gold DMCC	Conformant
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	Known
Gold	Geib Refining Corporation	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	Known
Gold	Guangdong Jinding Gold Limited	Known
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	Known
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	Known
Gold	Heimerle + Meule GmbH	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	Conformant
Gold	Heraeus Precious Metals GmbH & Co. KG	Conformant
Gold	Hunan Chenzhou Mining Co., Ltd.	Known
Gold	HwaSeong CJ CO., LTD.	Known
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	Conformant
Gold	Istanbul Gold Refinery	Conformant
Gold	Italpreziosi	Conformant
Gold	Japan Mint	Conformant
Gold	Jiangxi Copper Co., Ltd.	Conformant
Gold	JSC Uralelectromed	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	Conformant
Gold	Kazakhmys Smelting LLC	Known
Gold	Kazzinc	Conformant
Gold	Kennecott Utah Copper LLC	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	Conformant
Gold	Kojima Chemicals Co., Ltd.	Conformant
Gold	Korea Zinc Co., Ltd.	Conformant
Gold	Kyrgyzaltyn JSC	Conformant
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Known
Gold	L'azurde Company For Jewelry	Known
Gold	Lingbao Gold Co., Ltd.	Known
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	Known
Gold	L'Orfebre S.A.	Conformant
Gold	LS-NIKKO Copper Inc.	Conformant
Gold	LT Metal Ltd.	Conformant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	Known
Gold	Marsam Metals	Conformant
Gold	Materion	Conformant

Gold	Matsuda Sangyo Co., Ltd.	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	Conformant
Gold	Metalor Technologies S.A.	Conformant
Gold	Metalor USA Refining Corporation	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Conformant
Gold	Mitsubishi Materials Corporation	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	Conformant
Gold	Modeltech Sdn Bhd	Known
Gold	Morris and Watson	Known
Gold	Moscow Special Alloys Processing Plant	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Conformant
Gold	Navoi Mining and Metallurgical Combinat	Known
Gold	NH Recytech Company	Known
Gold	Nihon Material Co., Ltd.	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	Conformant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Conformant
Gold	OJSC Novosibirsk Refinery	Conformant
Gold	PAMP S.A.	Conformant
Gold	Pease & Curren	Known
Gold	Penglai Penggang Gold Industry Co., Ltd.	Known
Gold	Planta Recuperadora de Metales SpA	Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	Conformant
Gold	PX Precinox S.A.	Conformant
Gold	Rand Refinery (Pty) Ltd.	Conformant
Gold	Refinery of Seemine Gold Co., Ltd.	Known
Gold	REMONDIS PMR B.V.	Conformant
Gold	Royal Canadian Mint	Conformant
Gold	SAAMP	Conformant
Gold	Sabin Metal Corp.	Known
Gold	Safimet S.p.A	Conformant
Gold	Sai Refinery	Known
Gold	Samduck Precious Metals	Conformant
Gold	SAMWON METALS Corp.	Known
Gold	SAXONIA Edelmetalle GmbH	Conformant
Gold	SEMPSA Joyeria Plateria S.A.	Conformant
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	Known

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	Conformant
Gold	Singway Technology Co., Ltd.	Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Conformant
Gold	Solar Applied Materials Technology Corp.	Conformant
Gold	State Research Institute Center for Physical Sciences and Technology	Known
Gold	Sumitomo Metal Mining Co., Ltd.	Conformant
Gold	SungEel HiMetal Co., Ltd.	Conformant
Gold	T.C.A S.p.A	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	Conformant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	Conformant
Gold	Tokuriki Honten Co., Ltd.	Conformant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	Known
Gold	TOO Tau-Ken-Altyn	Conformant
Gold	Torecom	Conformant
Gold	Umicore Brasil Ltda.	Conformant
Gold	Umicore Precious Metals Thailand	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	Conformant
Gold	United Precious Metal Refining, Inc.	Conformant
Gold	Valcambi S.A.	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	Conformant
Gold	WIELAND Edelmetalle GmbH	Conformant
Gold	Yamakin Co., Ltd.	Conformant
Gold	Yokohama Metal Co., Ltd.	Conformant
Gold	Yunnan Copper Industry Co., Ltd.	Known
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Conformant
Tantalum	Asaka Riken Co., Ltd.	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	Conformant
Tantalum	D Block Metals, LLC	Conformant
Tantalum	Exotech Inc.	Conformant
Tantalum	F&X Electro-Materials Ltd.	Conformant
Tantalum	FIR Metals & Resource Ltd.	Conformant
Tantalum	Global Advanced Metals Aizu	Conformant
Tantalum	Global Advanced Metals Boyertown	Conformant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	Conformant
Tantalum	H.C. Starck Co., Ltd.	Conformant
Tantalum	H.C. Starck Hermsdorf GmbH	Conformant
Tantalum	H.C. Starck Inc.	Conformant
Tantalum	H.C. Starck Ltd.	Conformant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Conformant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	Conformant

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Conformant
Tantalum	KEMET Blue Metals	Conformant
Tantalum	LSM Brasil S.A.	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	Conformant
Tantalum	Mineracao Taboca S.A.	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Conformant
Tantalum	PRG Dooel	Conformant
Tantalum	QuantumClean	Conformant
Tantalum	Resind Industria e Comercio Ltda.	Conformant
Tantalum	Solikamsk Magnesium Works OAO	Conformant
Tantalum	Taki Chemical Co., Ltd.	Conformant
Tantalum	Telex Metals	Conformant
Tantalum	Ulba Metallurgical Plant JSC	Conformant
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	Conformant
Tin	Alpha	Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	Known
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	Conformant
Tin	China Tin Group Co., Ltd.	Conformant
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	Known
Tin	Dowa	Conformant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Known
Tin	EM Vinto	Conformant
Tin	Estanho de Rondonia S.A.	Known
Tin	Fenix Metals	Conformant
Tin	Gejiu Kai Meng Industry and Trade LLC	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	Conformant
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	Conformant
Tin	Huichang Jinshunda Tin Co., Ltd.	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	Conformant
Tin	Malaysia Smelting Corporation (MSC)	Conformant

Tin	Melt Metais e Ligas S.A.	Conformant
Tin	Metallic Resources, Inc.	Conformant
Tin	Metallo Belgium N.V.	Conformant
Tin	Metallo Spain S.L.U.	Conformant
Tin	Mineracao Taboca S.A.	Conformant
Tin	Minsur	Conformant
Tin	Mitsubishi Materials Corporation	Conformant
Tin	Modeltech Sdn Bhd	Known
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Known
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	Conformant
Tin	Operaciones Metalurgicas S.A.	Conformant
Tin	Pongpipat Company Limited	Known
Tin	PT Artha Cipta Langgeng	Conformant
Tin	PT ATD Makmur Mandiri Jaya	Conformant
Tin	PT Menara Cipta Mulia	Conformant
Tin	PT Mitra Stania Prima	Conformant
Tin	PT Refined Bangka Tin	Conformant
Tin	PT Timah Tbk Kundur	Conformant
Tin	PT Timah Tbk Mentok	Conformant
Tin	Resind Industria e Comercio Ltda.	Conformant
Tin	Rui Da Hung	Conformant
Tin	Soft Metais Ltda.	Conformant
Tin	Super Ligas	Known
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	Conformant
Tin	Thaisarco	Conformant
Tin	Tin Technology & Refining	Conformant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Known
Tin	White Solder Metalurgia e Mineracao Ltda.	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Conformant
Tin	Yunnan Tin Company Limited	Conformant
Tungsten	A.L.M.T. TUNGSTEN Corp.	Conformant
Tungsten	ACL Metais Eireli	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	Conformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	Conformant
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	Conformant
Tungsten	Global Tungsten & Powders Corp.	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	Conformant

Tungsten	H.C. Starck Smelting GmbH & Co. KG	Conformant
Tungsten	H.C. Starck Tungsten GmbH	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	Conformant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	Conformant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	Conformant
Tungsten	Hydrometallurg, JSC	Conformant
Tungsten	Japan New Metals Co., Ltd.	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	Conformant
Tungsten	Kennametal Fallon	Conformant
Tungsten	Kennametal Huntsville	Conformant
Tungsten	KGETS CO., LTD.	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	Conformant
Tungsten	Masan Tungsten Chemical LLC (MTC)	Conformant
Tungsten	Moliren Ltd.	Conformant
Tungsten	Niagara Refining LLC	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Conformant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Conformant
Tungsten	Unecha Refractory Metals Plant	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	Conformant
Tungsten	Woltech Korea Co., Ltd.	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	Conformant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Conformant

VII.       Country of Origin Information

The countries of origin of the newly-mined 3TG minerals processed by the Conformant SORs in the table above may have included the countries in the categories listed below. Country of origin information has been provided to the Company by the Service Provider. The countries below are categorized by risk level, as indicated for each category.

L1 - Countries that are not identified as conflict regions or plausible areas of smuggling or export of 3TG minerals from the DRC and its adjoining countries: Argentina, Armenia, Australia, Austria, Belarus, Belgium, Bermuda,  Bolivia, Brazil, Cambodia, Canada, Chile, China (including Mainland China, Hong Kong SAR and Taiwan), Colombia, Czech Republic, Djibouti, Ecuador, Egypt, Estonia, Ethiopia, Finland, France, Germany, Ghana, Guinea, Guyana, Hungary, India, Indonesia, Ireland, Israel, Italy, Ivory Coast, Japan, Jersey, Kazakhstan, Kyrgyzstan, Laos, Luxembourg, Madagascar, Malaysia, Mexico, Mongolia, Myanmar, Namibia, Netherlands, New Zealand, Niger, Nigeria, Papua New Guinea, Peru, Philippines, Poland, Portugal, Russia, Saudi Arabia, Sierra Leone, Singapore, Slovakia, South Korea, Spain, Suriname, Sweden, Switzerland, Tajikistan, Thailand, Turkey, United Kingdom, United States, Uzbekistan, Vietnam and Zimbabwe.

L2 - Countries that are known or plausible countries for smuggling, export out of region or transit of materials containing 3TG minerals: Kenya, Mozambique, South Africa and UAE (Gold only).

L3 - The DRC and its nine adjoining countries: Angola, Burundi, Central African Republic, Republic of Congo, Rwanda, South Sudan, Uganda, United Republic of Tanzania and Zambia.

Alternatively, or in addition, some of the identified SORs may have sourced from recycled or scrap sources.

Tapestry endeavored to determine the mine location of origin of the necessary 3TG minerals contained in its in-scope products by requesting that the suppliers provide it with a completed CMRT and through the other procedures followed by Tapestry and its Service Provider that are described in this Conflict Minerals Report.

VIII.      Steps to Improve Due Diligence

Tapestry intends to further improve upon its supply chain due diligence via the following measures:

•	Encourage new suppliers to partner with upstream suppliers to identify source of 3TG minerals;
•	Encourage suppliers that have not yet done so to adopt and communicate their own responsible sourcing policies relating to 3TG minerals;
•	Explore the addition of 3TG minerals-specific questions to the new supplier onboarding process;
•	Continue to provide 3TG minerals-specific in person training to our suppliers; and
•
Continue to distribute and provide training on our Supplier Code of Conduct, which was most recently updated in November 2019, to existing and new suppliers. As with prior versions of our Supplier Code of Conduct, our revised Supplier Code of Conduct includes a conflict minerals statement, which requires that vendors who supply Tapestry products that include 3TG minerals to disclose the SORs to Tapestry.

All of these steps are in addition to the steps that Tapestry took in respect of its 2019 compliance, which it intends to continue to take for 2020 to the extent applicable.

This document contains forward-looking statements based on management's current expectations. These statements can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “intend,” “become,” “future,” “continue,” “strive,” “seek” or comparable terms. Future results may differ materially from management's current expectations, based upon risks and uncertainties such as (1) the continued implementation of satisfactory traceability and other compliance measures by Tapestry’s direct and indirect suppliers on a timely basis, (2) whether SORs and other market participants responsibly source 3TG minerals, (3) political, regulatory and economic developments within the DRC region, the United States or elsewhere, and (4) changes in Tapestry’s supplier base, etc. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date of the filing of this document. Tapestry does not intend, and undertakes no obligation, to publish revised forward-looking statements to reflect events or circumstances after the date of the filing of this document to reflect the occurrence of unanticipated events. Please refer to Tapestry’s latest Annual Report on Form 10-K for the fiscal year ended June 29, 2019, Quarterly Report for the fiscal quarter ended March 28, 2020 and its other filings with the SEC for a complete list of risks and other factors.